Exhibit 10.2

AMERICAN POWER GROUP CORPORATION

Stockholder Consent and
Amendment to Securities Purchase Agreement

The undersigned, being the holders (the “Holders”) of at least 67% of the outstanding 10% Convertible Preferred Stock (the “Preferred Stock”) of American Power Group Corporation, a Delaware corporation (the “Corporation”), issued and outstanding as of November 20, 2014, do hereby consent and approve the following:

1.That the resolution of the Corporation’s Board of Directors, adopted on November 20, 2014 pursuant to Section 151(g) of the Delaware General Corporation Law, establishing a series of preferred stock of the Corporation consisting of 200 shares, to be designated as “Series B 10% Convertible Preferred Stock,” is hereby ratified, confirmed and approved.

2.That the Corporation is hereby authorized to file a Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock, in the form adopted by the Board of Directors (the “Series B Certificate”), with the Secretary of State of Delaware.

3.That, notwithstanding any provision of the Certificate of Designation of Preferences, Rights and Limitations of 10% Convertible Preferred Stock, as filed by the Corporation with the Secretary of State of Delaware on April 30, 2012 (the “Series A Certificate”), the Securities Purchase Agreement dated as of April 30, 2012, among the Corporation and other parties thereto (the “Purchase Agreement”), or any other Transaction Document (as such term is defined in the Purchase Agreement), (a) the Corporation is hereby authorized to issue on or after the date hereof (i) up to 200 shares of Series B 10% Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $10,000 per share, (ii) warrants to purchase up to 5,000,000 shares of Common Stock with an initial exercise price of $.50 per share, (iii) all other securities issuable upon the conversion, exercise or exchange of the Series B Preferred Stock and such warrants, and (iv) shares of Common Stock payable as dividends on the Series B Preferred Stock in accordance with the Series B Certificate (all such securities referred to in clauses (i) through (iv), the “New Securities”), (b) the Holders deem each issuance of such New Securities to be an “Exempt Issuance” pursuant to the Series A Certificate, and (c) the Holders waive all adjustments to the Conversion Price (as such term is defined in the Series A Certificate), and all other antidilution protections set forth in the Series A Certificate with respect to the issuance of the New Securities.

4.That, notwithstanding any provisions of the Series A Certificate to the contrary, all of which provisions are hereby waived, the Series B Preferred Stock shall be pari passu with the Preferred Stock in dividend rights and liquidation preference, and as otherwise stated in the Series B Certificate, and neither the Series B Preferred Stock nor the Preferred Stock shall be considered to be Junior Securities (as such term is defined in the Series A Certificate and the Series B Certificate) with respect to the other.

5.That, notwithstanding any provisions of the Series A Certificate to the contrary, all of which provisions are hereby waived, to the extent provided in the Series B Certificate and except as otherwise required by the Delaware General Corporation Law, (a) the holders of the Preferred Stock and the holders of the Series B Preferred Stock shall vote together with the holders of Common Stock as a single class with respect to all matters on which the Series A Certificate provides that the holders of the Preferred Stock shall vote together with the holders of Common Stock as a single class; and (b) the holders of the Preferred Stock and the holders of the Series B Preferred Stock shall vote together as a single class with respect to all matters on which the Series A Certificate provides that the holders of the Preferred Stock shall vote as a separate class.

6.That clause (b) of the definition of “Exempt Issuance” in Section 1.1 of the Purchase Agreement be and hereby is amended to read as follows:

“(b) (i) securities upon the exercise or exchange of or conversion of any Securities issued hereunder along with other securities subsequently issued and sold to the Purchasers in an aggregate amount of up to 1,146 shares of Preferred Stock and the warrants issued in connection with the purchase thereof (including the warrants issuable to the Placement Agent), (ii) up to 200 shares of Series B 10% Convertible Preferred Stock issued or issuable pursuant to any subsequent securities purchase agreement to which the Company is a party, the securities issued or issuable upon the conversion or exchange thereof, the warrants issued in connection with the purchase thereof, and all securities issued or issuable upon the exercise or exchange of such warrants, and/or (iii) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities,

This Stockholder Consent and Amendment to Securities Purchase Agreement may be executed in counterparts and shall become effective upon its execution by the holders of at least 67% of the outstanding Preferred Stock.

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AMERICAN POWER GROUP CORPORATION

Stockholder Consent and
Amendment to Securities Purchase Agreement

[The signature pages to the American Power Group Corporation
Stockholder Consent and Amendment to Securities Purchase Agreement
are on file with American Power Group Corporation and are intentionally omitted]